Exhibit 10.1

Amendment No. 1 to

Anworth Mortgage Asset Corporation

2002 Incentive Compensation Plan

Pursuant to Section VII.E of the Anworth Mortgage Asset Corporation 2002 Incentive Compensation Plan (the “Plan”), the Board of Directors of Anworth Mortgage Asset Corporation (the “Company”) has adopted this Amendment No. 1 to the Plan on October 8, 2009, effective for each fiscal quarter of the Company ending after such date.

Paragraph B of the Appendix to the Plan is hereby amended in its entirety to read as follows:

B. AVERAGE NET WORTH shall mean for any period, (i) the daily average of the cumulative net proceeds to date from all offerings of the Company’s equity securities, after deducting any underwriting discounts and commissions and other expenses and costs relating to the offerings, plus (ii) the Company’s retained earnings computed by taking the average of such values at the end of each month during such period.

Except as set forth above, the Plan as originally adopted shall remain in full force and effect.

ANWORTH MORTGAGE ASSET CORPORATION

By:	/s/ Thad M. Brown
Title:	Chief Financial Officer